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                                                                    EXHIBIT 23.3


                       CONSENT OF RYDER SCOTT COMPANY L.P.


As independent oil and gas consultants, Ryder Scott Company L.P., hereby consents to the use of our reserve report dated as of December 31, 1999 and all references to our firm included in or made a part of the Chesapeake Energy Corporation Form S-1 to be filed with the Securities and Exchange Commission on or about September 27, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.



                                        /s/ RYDER SCOTT COMPANY, L.P.
                                            RYDER SCOTT COMPANY, L.P.

September 26, 2000
Houston, Texas